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                                                                 EXHIBIT 12.10

SUPPLEMENTAL SCHEDULE - CALCULATION OF RATIO OF EARNINGS TO FIXED CHARGES NOONEY INCOME FUND
RATIO OF EARNINGS TO FIXED CHARGES:


                                                                                                               6 Months    6 Months
                                                                                                                Ended       Ended
                                                   Year End.  Year End.  Year End.    Year End.   Year End.    June 30,    June 30,
                                                     1995       1996        1997        1998         1999        1999        2000
                                                 ----------------------------------------------------------------------------------
Earnings:
  Pretax income (loss)                             $   188    $   175    $   193      $   233     $   422      $   212     $   253

Fixed Charges:
  Interest expense                                     135        122        117          106          93           45          52
  Interest factor of rental expense                     --         --         --           --          --           --          --
                                                 ----------------------------------------------------------------------------------
             Total fixed charges                       135        122        117          106          93           45          52
                                                 ----------------------------------------------------------------------------------
             Total earnings                            323        297        310          339         515          257         305

             Total fixed charges                       135        122        117          106          93           45          52
                                                 ----------------------------------------------------------------------------------
Ratio of earnings to fixed charges                    2.39       2.43       2.65         3.20        5.54         5.71        5.87
                                                 ----------------------------------------------------------------------------------
  Deficiency to cover fixed charges                     --         --         --           --          --           --          --
                                                 ----------------------------------------------------------------------------------